EXHIBIT 5

                                                   July 31, 1995


   Reading & Bates Corporation
   901 Threadneedle, Suite 200
   Houston, Texas  77079

   Gentlemen:

     As  Senior Vice  President  and General  Counsel  of Reading  &  Bates
   Corporation, a Delaware corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of 200,000 shares of its common stock, par value $.05 per share (the "Common Stock"), to be sold pursuant to the Reading & Bates Corporation 1995 Director Stock Option Plan (the "Plan").

     In my capacity as general counsel of the Company, I have examined the Restated Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and the originals, or copies certified or otherwise identified, of such corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

     Based upon my examination as aforesaid, it is my opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

         2. 200,000 shares of Common Stock reserved for issuance pursuant to the Plan have been duly authorized and, when sold in connection with awards granted pursuant to the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named in the Registration Statement, and the prospectus or prospectuses prepared and delivered in connection therewith.

                                                   Very truly yours,

                                                   /s/Wayne K. Hillin
                                                   ---------------------
                                                   Wayne K. Hillin
                                                   Senior Vice President
                                                   and General Counsel